As filed with the Securities and Exchange Commission on May 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.

(Exact Name of Registrant as Specified in the Charter)

Delaware	52-2209244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1920 L Street, N.W.
6th Floor
Washington, DC 20036
(202) 467-6868

(Address of principal executive office)

Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan

(Full title of the Plan)

James E. Williams

Vice President, General Counsel and Corporate Secretary

Liquidity Services, Inc.

1920 L Street, N.W.
6th Floor

Washington, D.C. 20036
(202) 467-6868
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Stephen I. Glover, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001	5,000,000	8.69	$43,450,000	$2,424.51

(1)          5,000,000 shares to be issued pursuant to the grant or exercise of awards under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan.

(2)          Determined in accordance with Rule 457(h), the registration fee calculation on these shares is based on the average of the high and low prices of the Company’s Common Stock reported on the NASDAQ Global Select Market on May 4, 2009.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Liquidity Services, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 5,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), to be issued under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”). The Company previously filed a Form S-8 (File No. 333-132192) registering 5,000,000 shares of Common Stock under the Plan on March 3, 2006.

At the Annual Meeting of Stockholders of the Company, held on February 2, 2009 (the “Annual Meeting”), the Company’s stockholders approved amendments to the Plan to increase the number of shares of Common Stock authorized to be issued under the Plan by 5,000,000 to a total of 10,000,000 shares and to increase the number of shares of Common Stock that may be issued as Incentive Stock Options under the Plan to 10,000,000 (subject to the overall limit of 10,000,000 awards under the Plan.)  These amendments are described in the Company’s definitive proxy materials for the Annual Meeting, which were filed with the Securities and Exchange Commission on December 26, 2008.

In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8, Registration No. 333-132192, are incorporated herein by reference, and the information required by Part II is omitted.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the Plan that is not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on May 6, 2009.

LIQUIDITY SERVICES, INC.

By:	/s/ James E. Williams
James E. Williams
Vice President, General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Angrick, III, James M. Rallo and James E. Williams, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as full and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2009.

Signature	Title

/s/ William P. Angrick, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
William P. Angrick, III

/s/ James M. Rallo	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
James M. Rallo

/s/ Jaime Mateus-Tique	President, Chief Operating Officer and Director
Jaime Mateus-Tique

Signature	Title

/s/ Phillip A. Clough	Director
Phillip A. Clough

/s/ F. David Fowler	Director
F. David Fowler

/s/ Patrick W. Gross	Director
Patrick W. Gross

/s/ Franklin D. Kramer	Director
Franklin D. Kramer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of James E. Williams, Esq., Vice President, General Counsel and Corporate Secretary of Liquidity Services, Inc.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of James E. Williams, Esq. counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)